Exhibit 99a

NCT:  Carole Salkind Convertible Notes

                                                     Conversion
      Issue Date       Due Date        Principal        Price          Notes
      ----------       --------        ---------        -----          -----
       01/15/03        01/15/04     $    450,000      $ 0.0410
       01/23/03        01/23/04        2,747,635        0.0400
       01/30/03        01/30/04          350,000        0.0410
       02/11/03        02/11/04        1,252,592        0.0400
       03/04/03        03/04/04          450,000        0.0350
       03/13/03        03/13/04          980,802        0.0310
       03/13/03        03/13/04          864,616        0.0310
       04/02/03        04/02/04          450,000        0.0290
       04/11/03        04/11/04          450,000        0.0310
       04/21/03        04/21/04          450,000        0.0370
       07/14/03        01/14/04          410,000        0.0312
       07/14/03        01/14/04          414,481        0.0312
       07/28/03        01/28/04          414,750        0.0420
       07/28/03        01/28/04          410,000        0.0420
       08/07/03        02/07/04          622,529        0.0539
       08/18/03        02/18/04          425,000        0.0450
       08/28/03        02/28/04          414,885        0.0550
       08/28/03        02/28/04          375,000        0.0550
       09/11/03        03/11/04          580,650        0.0500
       10/14/03        04/14/04        4,469,019        0.0440

                                  ----------------
                       Subtotal     $ 16,981,959                       Note 1
                                  ----------------

       11/21/03        05/21/04     $    474,154        0.0410         Note 2
       11/21/03        05/21/04          425,000        0.0410         Note 3
       11/22/03        05/22/04          400,000        0.0410         Note 4
       12/15/03        06/15/04        3,828,985        0.0370         Note 5
       12/15/03        06/15/04          400,000        0.0370         Note 6
       12/31/03        06/30/04        7,479,385        0.0400         Note 7
       12/31/03        06/30/04          785,000        0.0400         Note 8
       12/31/03       On Demand        3,050,000        0.0400         Note 9

                                  ----------------
                       Subtotal     $ 16,842,524
                                  ----------------

                          Total     $ 33,824,483
                                  ================

Notes:
------

1. The notes included in this subtotal have been previously reported.
2. Consideration paid for the note consists of the cancellation and surrender of the note dated 11/07/02 in the principal amount of $400,000 along with interest and other charges arising from the note default.
3. Consideration paid for the note was $425,000 in cash.
4. Consideration paid for the note was $400,000 in cash.
5. Consideration paid for the note consists of the cancellation and surrender of notes dated 11/20/02, 12/02/02, 05/15/03, 05/22/03 and 05/28/03 in principal
amounts  of  $400,000,   $350,000,   $450,000,   $1,692,462.74   and   $415,000,
respectively, along with interest and other charges arising from default of these notes.
6. Consideration paid for the note was $400,000 in cash.
7. Consideration paid for the note consists of the cancellation and surrender of notes dated 12/16/02, 12/26/02, 12/30/02, 06/12/03, 06/12/03 and 06/28/03 in
principal amounts of $400,000, $2,381,486.89,  $350,000, $2,449,811.87, $435,000
and $410,000, respectively, along with interest and other charges arising from default of these notes.
8. Consideration paid for the note was $785,000 in cash.
9. Consideration paid for the note consists of the cancellation and surrender of notes dated 09/12/03, 10/02/03, 10/14/03 and 11/03/03 in principal amounts of
$400,000, $816,096.49,  $400,000 and $400,000,  respectively, along with accrued interest through 12/31/03 plus $996,238 in additional note principal amount in consideration of willingness for continued funding provided by Carole Salkind.